                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


Date of report (Date of earliest event reported)      September 29, 2000


                                   ALTEON INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                    0-19529                  13-3304550
(State or Other Juris-           (Commission             (I.R.S. Employer
diction of Incorporation)        File Number)           Identification No.)


170 Williams Drive, Ramsey, New Jersey                                     07446
(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code (201) 934-5000



          (Former Name or Former Address, If Changed Since Last Report)
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Item 5.    Other Events

      On September 29, 2000, Alteon Inc. (the "Company") entered into an agreement with several investors pursuant to which it will sell them, in a private placement, an aggregate of 2,834,088 shares of common stock (the "Shares") and warrants to purchase 1,133,636 shares of common stock (the "Warrants") for an aggregate purchase price of $6,234,993.60. The exercise price of the Warrants is $3.40 per share. The closing of the sale of one-half of the Shares and Warrants was completed on September 29, 2000. The Company has undertaken to file a registration statement covering resale by the purchasers of the Shares and of the common stock to be issued upon exercise of the Warrants. The closing of the sale of the remainder of the Shares and Warrants will occur following the effectiveness of such registration statement.

      The terms of the Warrants and certain obligations of the Company in connection with the issuance of the Shares and the Warrants are set forth in the Common Stock and Warrants Purchase Agreement, Registration Rights Agreement, Form of Series 1 Common Stock Purchase Warrant, and Form of Series 2 Common Stock Purchase Warrant copies of which are attached hereto as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively.

      This notice does not constitute an offer of any securities for sale.

      In connection with this transaction, the Company issued the following press release:

Alteon Raises $6.235 Million in Private Placement of Common Stock - Funds to Accelerate and Expand ALT-711 Development

      Ramsey, New Jersey, October 2, 2000 -- Alteon Inc. (Amex: ALT) announced today that it has entered into an agreement to raise $6.235 million through the private placement of 2,834,088 shares of common stock at $2.20 a share to institutional investors, including funds managed by S.A.C. Capital Associates, LLC, Narragansett Asset Management, LLC, and SDS Capital Partners, LLC. As part of this transaction, Alteon has issued warrants to purchase 0.4 shares of Alteon common stock per share purchased, at a price of $3.40 per share.

      Alteon plans to use the net proceeds from the private placement to broaden the development of its lead A.G.E. crosslink breaker, ALT-711. ALT-711 is currently in a Phase IIa clinical
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trial for cardiovascular compliance, which is being conducted at 9 clinical sites in the United States including Johns Hopkins, the National Institute on Aging, Rush Hypertension Clinic and the St. Paul Heart Clinic. Results of this trial are expected near year-end.

      "These funds provide the capital necessary to complete our near-term clinical trial plans for ALT-711. Additionally, we now expect to expand the clinical testing of ALT-711 into additional medical disorders arising from the loss of flexibility and function of body tissues and organs. We are actively evaluating the potential of ALT-711 in such disease states as peritoneal dialysis, non-obstructive uropathy and scleroderma," said Kenneth I. Moch, President and Chief Executive Officer of Alteon.

      Alteon's Technology Platform - The A.G.E. Pathway The Pathological Role of A.G.E. Crosslinks in Aging and Diabetes

      Decreased elasticity of the cardiovascular system and the stiffening of tissues and organs is one of the hallmarks of the normal aging process. The resulting loss of flexibility and function ultimately leads to diseases or disorders involving tissues that depend on elastic properties, including vascular disorders, cardiomyopathies, ophthalmologic diseases and skin aging.

      A key mechanism involved in this aging process is the reaction of a simple sugar, glucose, with natural proteins such as collagen and elastin. This non-enzymatic chemical reaction results in the formation throughout the body of "molecular glue-like" complexes called Advanced Glycosylation End-products (A.G.E.s). While the formation of A.G.E.s in the human body usually takes place at a slow, progressive rate that results in disease later in life, A.G.E. formation can be significantly accelerated by conditions such as diabetes where glucose levels are increased. This same chemical process of A.G.E. formation occurs during cooking, where it is called the Maillard or "browning" reaction. As with humans, this cooking process results in the toughening and discoloration of food, and can be accelerated by increased temperature and sugar levels.

      The A.G.E. pathway may provide the scientific explanation for how and why many of the complications of the aging process occur with higher frequency and earlier in life in diabetic patients. Once A.G.E.s form on proteins, they eventually crosslink to other proteins, forming pathological complexes that have been shown to be responsible for many age-related and diabetic disorders. In tissues and organs that depend on elastic
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properties to function, normal physiologic functions are compromised by A.G.E.
formation and crosslinking.

      Because A.G.E.s have been implicated in a broad range of pathologies, therapeutic intervention may provide relief for many medical conditions where A.G.E. crosslinking has contributed to a loss of normal function, elasticity and/or flexibility.

                                    ALT-711:
                 A Drug for Reversing Cardiovascular Disease and
                      Other Diseases of Aging and Diabetes

How ALT-711 Works

      Recent discoveries at Alteon have indicated that many of the diseases that are caused by A.G.E.s, and which were previously believed to be permanent and irreversible pathologies, may in the future be treatable.

      Alteon's lead A.G.E. Crosslink Breaker, ALT-711, is the first in a new class of novel pharmaceuticals that have been shown to "break" A.G.E. crosslinks, thereby restoring more normal function to organs and tissues that have lost flexibility. Through a unique mechanism of action, ALT-711 restores normal elastic function to stiffened arteries and heart tissue in diabetic and aging animal models. In rodents, canines and in primates, medical researchers have documented important improvements to the cardiovascular system using ALT-711; in effect, ALT-711 has demonstrated the ability to restore the cardiovascular system to a more youthful state.

      In cardiovascular disease, restoring normal arterial wall function is an important therapeutic goal in preventing the subsequent development of serious cardiomyopathies. By breaking the pathological A.G.E. crosslinks, thereby restoring normal arterial function, ALT-711 may treat cardiovascular disease itself, not just the symptoms. ALT-711 is currently undergoing Phase II human clinical testing for cardiovascular disease, and is being evaluated in several other conditions where the loss of tissue flexibility and function leads to pathology.

About Alteon

      Alteon is a leader in the discovery and development of pharmaceuticals for the treatment of cardiovascular and renal diseases and other disorders of diabetes and aging, based on slowing or reversing a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-Products (A.G.E.s).
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      A.G.E.s ultimately form crosslinks with adjacent proteins, leading to a loss of flexibility and function in body tissues, organs and cells. This A.G.E. pathway represents one of several pathological processes believed to be responsible for aging, including regulation of telomere length, DNA turnover, and build-up of senescent products, among others. A.G.E.s have been shown to be causative factors in many of the complications of diabetes and age-related diseases, including cardiovascular disease, kidney disease, nerve damage and retinopathy. Alteon's unique approach is to inhibit or break A.G.E.s and their chemical crosslinks.

      Alteon's lead A.G.E. crosslink breaker, ALT-711, is in Phase IIa clinical testing to evaluate its effect on cardiovascular compliance, with results from this trial anticipated near year-end. Additional indications being evaluated include non-obstructive uropathy, peritoneal dialysis and scleroderma. The company is seeking a corporate partner to help fund the continued development of its A.G.E.-formation inhibitor, Pimagedine, based on the results of a Phase II/III trial in Type 1 diabetic patients with progressive kidney disease. Alteon is also pursuing the development of a novel series of glucose lowering agent
(GLA) compounds.

                                      # # #

      Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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      Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

(c)  Exhibits.

      4.1   Registration Rights Agreement dated September 29, 2000

      4.2   Form of Series 1 Common Stock Purchase Warrant

      4.3   Form of Series 2 Common Stock Purchase Warrant

      10.1 Common Stock and Warrants Purchase Agreement dated as of September 29, 2000 among Alteon Inc. and EGM Medical Technology Fund, L.P., EGM Medical Technology Offshore Fund, Narragansett I, L.P., Narragansett Offshore, Ltd., S.A.C. Capital Associates, LLC, SDS Merchant Fund, LP, and Herriot Tabuteau
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Alteon Inc.


                                       By:  /S/ Kenneth I. Moch
                                          ---------------------------
                                                Kenneth I. Moch
                                            Chief Executive Officer


Dated:  October 3, 2000
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                                  EXHIBIT INDEX


Exhibit No.             Description of Exhibit
-----------             ----------------------

      4.1               Registration Rights Agreement dated September 29, 2000

      4.2               Form of Series 1 Common Stock Purchase Warrant

      4.3               Form of Series 2 Common Stock Purchase Warrant

      10.1 Common Stock and Warrants Purchase Agreement dated as of September 29, 2000 among Alteon Inc. and EGM
                        Medical Technology Fund, L.P., EGM Medical Technology
                        Offshore Fund, Narragansett I, L.P., Narragansett
                        Offshore, Ltd., S.A.C. Capital Associates, LLC, SDS
                        Merchant Fund, LP, and Herriot Tabuteau